Exhibit 99.1

IHEARTMEDIA, INC. REPORTS

RESULTS FOR 2017 SECOND QUARTER

San Antonio, TX, August 3, 2017 – iHeartMedia, Inc. (PINK: IHRT) today reported financial results for the second quarter ended June 30, 2017.

“We continue to build out our unique digital capabilities as a true multi-platform, 21st-century media company fueled by our unique data, with iHeartMedia’s unparalleled U.S. reach and the extensive global footprint of our Outdoor businesses,” said Bob Pittman, Chairman and Chief Executive Officer of iHeartMedia, Inc. “At our iHeartMedia segment, for example, we are expanding our SmartAudio suite of advertising products to create Smart A/V Audiences, which combines data from both iHeartMedia and Fox Networks Group to transform how our advertising partners reach their target audiences. And Americas outdoor and International outdoor are maximizing the value of our expanding digital inventory with innovative data analytics and automated ad-buying offerings.”

Rich Bressler, President, Chief Operating Officer and Chief Financial Officer said: “In the second quarter, our consolidated revenues declined, while operating income increased. However, adjusting for the impact of certain businesses we sold in 2016 and foreign exchange, consolidated revenues grew, with increases at our iHeartMedia and International outdoor segments.    To date, the iHeartMedia segment has delivered seventeen consecutive quarters of year-over-year revenue growth. We remain committed to balancing financial discipline with investments to grow our businesses while continuing to work on our capital structure.”

Key Financial Highlights

The Company’s key financial highlights for the second quarter of 2017 include:

•	Consolidated revenue decreased 1.5%. Consolidated revenue increased 1.7%, after adjusting for a $15.5 million impact from movements in foreign exchange rates and the $36.1 million impact of the outdoor businesses sold.

•	iHM revenues increased $16.5 million, or 1.9%. Revenues increased $17.8 million, or 2.1%, excluding political revenue.

•	Americas outdoor revenues decreased $1.6 million, or 0.5%. Revenues decreased $2.1 million, or 0.6%, after adjusting for a $0.5 million impact from movements in foreign exchange rates. The decrease in revenue is primarily due to a $2.9 million decrease in revenue resulting from the exchange of outdoor markets.

•	International outdoor revenues decreased $34.2 million, or 8.9%. Revenues increased $17.8 million, or 5.1%, after adjusting for a $16.0 million impact from movements in foreign exchange rates and a $36.1 million impact from the sale of our businesses in Australia and Turkey.

•	Operating income increased $58.0 million, or 22.9%, primarily due to 2016 net losses on the sale of operating assets including the sale of our Turkey outdoor market.

•	OIBDAN decreased 6.0% and decreased 4.1%, excluding the impact from movements in foreign exchange rates and the impact of the outdoor businesses sold.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights were:

iHeartMedia

•	Announced Smart A/V Audiences, an expansion of the SmartAudio’s suite of advertising products, that combines data from both iHeartMedia and Fox Networks Group enabling advertising partners to leverage audio and visual as one integrated platform to create custom audiences - bringing the precision and immediacy of digital advertising to the scale of broadcast radio and television.

•	Hosted the fourth annual iHeartCountry Festival, A Music Experience By AT&T, on May 6th that featured a lineup of some of America’s leading country music stars. It was streamed live on iHeartRadio.com/WatchATT, broadcast live on more than 100 iHeartMedia Country radio stations and televised on May 19th on AUDIENCE Network from AT&T via DIRECTV and U-verse. The festival generated nearly 30% more social impressions over the weekend compared to last year’s event.

•	Staged iHeartSummer ’17 Weekend by AT&T at the Fontainebleau Miami Beach on June 9th and 10th. The event was broadcast live on iHeartMedia Mainstream Contemporary Hit Radio, Rhythmic Contemporary Hit Radio and HOT-AC stations televised as a special on June 23rd and 24th over the AUDIENCE Network from AT&T via DIRECTV and U-verse. During the weekend the event delivered almost 200% more social media impressions compared to last year’s summer event.

•	Released the lineup for the seventh annual 2017 iHeartRadio Music Festival hosted by Ryan Seacrest on September 22nd and 23rd in Las Vegas that will feature performances by Coldplay, The Weeknd, Chris Stapleton, Lorde, Kings of Leon, Big Sean, and Miley Cyrus as well as more of today’s hottest performers. At the iHeartRadio Music Festival Daytime Village Presented by Capital One, we’ll feature performances by a number of popular emerging artists including Halsey, Migos and Niall Horan.

•	Announced the return of the fifth annual iHeartRadio Music Awards on March 11, 2018. The 2018 Awards will be televised live on Turner’s TBS, TNT and truTV, broadcast live on iHeartMedia radio stations nationwide and streamed live on iHeartRadio.

•	Podcast listening on iHeartRadio increased by 20% year-over-year in the quarter, with more than 7,500 podcast publishers now distributing their content over the platform. This includes podcasts like “Label Defiers with Zico Coconut Water” - produced through a marketing partnership between iHeartMedia and Coca-Cola - that features well-known iHeartmedia personality Elvis Duran of Z100 and his syndicated stations doing one-on-one interviews with artists.

•	Made on-demand streaming subscription services - iHeartRadio Plus and iHeartRadio All Access Powered by Napster - available on Android Auto and Apple CarPlay to allow consumers to replay songs they hear on live radio and save them directly to their music libraries.

Outdoor

•	Installed over 200 new digital displays in the second quarter in our North American and International outdoor markets for an end-of-quarter total of 1,175 across Americas outdoor’s markets and more than 12,800 across International outdoor’s markets as of June 30, 2017.

•	Enhanced Clear Channel Outdoor (CCO) RADAR’s Out-of-home advanced advertising platform with the addition of Cuebiq’s location intelligence and attribution solutions. This will enable CCO RADAR to tap into Cuebiq’s location insights and footfall attribution analysis based on aggregated and anonymized mobile location data to identify audiences exposed to their billboards.

•	Announced new five-year contracts to provide Corpus Christi International Airport and Des Moines International Airport with cutting-edge digital media programs.

•	Agreed to a new five-year partnership with Aeropuertos Dominicanos Siglo XXI, S.A. to provide an expanded digital network with marquee digital assets to four airports in the Dominican Republic.

•	Collaborated with Unibail-Rodamco for Clear Channel France to take exclusive control of Unibail-Rodamco’s new giant rotating DOOH screens suspended in three of its leading shopping malls.

•	Renewed the partnership with Klépierre Brand Ventures through 2027 to expand Clear Channel France’s operating control through its Play brand to 500 digital totems in 46 shopping centers in France.

•	Finalized a 10-year renewal with Carrefour for Clear Channel Spain covering more than 130 shopping sites across major Spanish cities, including Madrid, Barcelona, Zaragoza and Valencia and installing 285 modernized, digital screens.

•	Awarded contracts in Zurich that strengthen Clear Channel Switzerland’s position in Zurich’s out-of-home advertising market for another five years, complementing the existing Zurich transit offering.

•	Launching its first digital out of home proposition in Latvia, with a digital shopping malls network in the capital city of Riga.

GAAP Measures by Segment

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Revenue
iHM	$884,380	$867,914	1.9%	$1,641,553	$1,606,800	2.2%
Americas Outdoor	323,960	325,533	(0.5)%	603,380	608,061	(0.8)%
International Outdoor	348,359	382,553	(8.9)%	613,665	689,039	(10.9)%
Other	35,609	39,066	(8.8)%	64,880	73,249	(11.4)%
Eliminations	(1,940)	(594)		(3,788)	(879)

Consolidated revenue	$1,590,368	$1,614,472	(1.5)%	$2,919,690	$2,976,270	(1.9)%

Direct Operating and SG&A expenses[1]
iHM	$563,043	$522,086	7.8%	$1,114,525	$1,018,161	9.5%
Americas Outdoor	199,862	197,869	1.0%	396,421	391,210	1.3%
International Outdoor	276,209	299,699	(7.8)%	523,355	575,146	(9.0)%
Other	23,583	28,707	(17.8)%	51,224	56,361	(9.1)%
Eliminations	(1,030)	(594)		(1,977)	(879)

Consolidated Direct Operating and SG&A expenses	$1,061,667	$1,047,767	1.3%	$2,083,548	$2,039,999	2.1%

Operating Income
iHM	$262,517	$282,830	(7.2)%	$410,171	$466,824	(12.1)%
Americas Outdoor	78,739	80,139	(1.7)%	116,305	123,210	(5.6)%
International Outdoor	40,560	44,677	(9.2)%	28,047	37,836	(25.9)%
Other	8,191	5,649	45.0%	6,452	8,562	(24.6)%
Corporate[2]	(86,259)	(96,391)	(10.5)%	(174,254)	(183,277)	(4.9)%
Other operating income (loss), net	6,916	(64,190)		38,000	220,273

Consolidated Operating Income	$310,664	$252,714	22.9%	$424,721	$673,428	(36.9)%

[1]	Direct Operating and SG&A Expenses as included throughout this earnings release refers to the sum of Direct operating expenses (excludes depreciation and amortization) and Selling, general and administrative expenses (excludes depreciation and amortization).
[2]	Includes Corporate depreciation and amortization of $8.2 million and $8.7 million for the three months ended June 30, 2017 and 2016, respectively, and $16.9 million and $17.8 million for the six months ended June 30, 2017 and 2016, respectively, as well as intercompany charges.

Non-GAAP Measures1 (see preceding table for comparable GAAP measures)

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Revenue, excluding movements in foreign exchange
iHM	$884,380	$867,914	1.9%	$1,641,553	$1,606,800	2.2%
Americas Outdoor	323,465	325,533	(0.6)%	601,516	608,061	(1.1)%
International Outdoor	364,305	382,553	(4.8)%	643,799	689,039	(6.6)%
Other	35,609	39,066	(8.8)%	64,880	73,249	(11.4)%
Eliminations	(1,940)	(594)		(3,788)	(879)

Consolidated revenue excluding movements in foreign exchange	$1,605,819	$1,614,472	(0.5)%	$2,947,960	$2,976,270	(1.0)%

Direct Operating and SG&A expenses, excluding movements in foreign exchange
iHM	$563,043	$522,086	7.8%	$1,114,525	$1,018,161	9.5%
Americas Outdoor	199,541	197,869	0.8%	394,702	391,210	0.9%
International Outdoor	288,896	299,699	(3.6)%	549,148	575,146	(4.5)%
Other	23,583	28,707	(17.8)%	51,224	56,361	(9.1)%
Eliminations	(1,030)	(594)		(1,977)	(879)

Consolidated Direct Operating and SG&A expenses, excluding movements in foreign exchange	$1,074,033	$1,047,767	2.5%	$2,107,622	$2,039,999	3.3%

OIBDAN
iHM	$321,337	$345,828	(7.1)%	$527,028	$588,639	(10.5)%
Americas Outdoor	124,098	127,664	(2.8)%	206,959	216,851	(4.6)%
International Outdoor	72,150	82,854	(12.9)%	90,310	113,893	(20.7)%
Other	12,026	10,359	16.1%	13,656	16,888	(19.1)%
Corporate	(74,736)	(83,865)	(10.9)%	(150,039)	(158,650)	(5.4)%
Eliminations	(910)	—		(1,811)	—

Consolidated OIBDAN	$453,965	$482,840	(6.0)%	$686,103	$777,621	(11.8)%

OIBDAN, excluding movements in foreign exchange
iHM	$321,337	$345,828	(7.1)%	$527,028	$588,639	(10.5)%
Americas Outdoor	123,924	127,664	(2.9)%	206,814	216,851	(4.6)%
International Outdoor	75,409	82,854	(9.0)%	94,651	113,893	(16.9)%
Other	12,026	10,359	16.1%	13,656	16,888	(19.1)%
Corporate	(75,566)	(83,865)	(9.9)%	(151,955)	(158,650)	(4.2)%
Eliminations	(910)	—		(1,811)	—

Consolidated OIBDAN, excluding movements in foreign exchange	$456,220	$482,840	(5.5)%	$688,383	$777,621	(11.5)%

Revenue excluding effects of foreign exchange and revenue from outdoor businesses sold
International Outdoor	364,305	346,499	5.1%	643,799	617,644	4.2%
Consolidated revenue, excluding effects of foreign exchange and revenue from outdoor businesses sold	$1,605,819	$1,578,418	1.7%	$2,947,960	$2,902,405	1.6%
OIBDAN excluding effects of foreign exchange and revenue from outdoor businesses sold
International Outdoor	75,409	75,876	(0.6)%	94,651	100,715	(6.0)%
Consolidated OIBDAN, excluding effects of foreign exchange and revenue from outdoor businesses sold	$456,220	$475,862	(4.1)%	$688,383	$763,743	(9.9)%

Certain prior period amounts have been reclassified to conform to the 2017 presentation of financial information throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN, excluding effects of foreign exchange and OIBDAN for each segment to consolidated and segment operating income (loss); (ii) revenues excluding effects of foreign exchange rates to revenues (iii); direct operating and SG&A expenses excluding effects of foreign exchange to direct operating and SG&A expenses; (iv) revenues excluding political advertising revenues to revenues; (v) corporate expenses excluding non-cash compensation expenses and effects of foreign exchange to corporate expenses; (vi) consolidated and outdoor revenues, excluding effects of foreign exchange rates and results from outdoor markets and businesses sold, to consolidated and outdoor revenues; (vii) consolidated and outdoor direct operating and SG&A expenses, excluding the effects of foreign exchange rates and results from outdoor markets and businesses sold, to consolidated and outdoor direct operating and SG&A expenses; and (vii) consolidated and outdoor OIBDAN, excluding effects of foreign exchange rates and results from outdoor markets sold, to consolidated and outdoor operating income. See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

Second Quarter 2017 Results

Consolidated

Consolidated revenue decreased $24.1 million, or 1.5%, during the second quarter of 2017 as compared to the second quarter of 2016. Revenue growth from our iHM business was offset by lower revenue generated by our International outdoor businesses as a result of the sales of certain outdoor businesses. Consolidated revenue increased $27.4 million, or 1.7%, after adjusting for a $15.5 million impact from movements in foreign exchange rates and the $36.1 million impact of outdoor businesses sold in 2016.

Consolidated direct operating and SG&A expenses increased $13.9 million, or 1.3%, during the second quarter of 2017 as compared to the second quarter of 2016. Consolidated direct operating and SG&A expenses increased $55.3 million, or 5.4%, in the second quarter after adjusting for a $12.4 million impact of movements in foreign exchange rates and the $29.1 million impact from the sale of the outdoor businesses.

Consolidated operating income increased $58.0 million, or 22.9%, during the second quarter of 2017 as compared to the second quarter of 2016, primarily as a result of a net loss recognized in 2016 on the sale of our outdoor business in Turkey, which resulted in a net loss of $56.6 million which includes cumulative translation adjustments of $32.2 million.

The Company’s OIBDAN decreased 6.0% to $454.0 million during the second quarter of 2017 as compared to the second quarter of 2016. After adjusting for the movements in foreign exchange rates and the impact of the sale of outdoor businesses, the Company’s OIBDAN decreased 4.1% in the second quarter of 2017, compared to the same period in 2016.

Included in the 2017 second quarter operating income and OIBDAN were $10.8 million of direct operating and SG&A expenses and $2.3 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, compared to $6.8 million and $0.1 million of such expenses in the prior year, respectively.

iHeartMedia

iHeartMedia revenues increased $16.5 million, or 1.9%, during the second quarter of 2017 as compared to the second quarter of 2016, with growth in national revenue and other revenue being partially offset by lower local revenue. National revenue grew in response to our national sales initiatives and investments and increased programmatic buying, as well as from additional trade and barter. This growth was partially offset by lower national traffic and weather revenue and the lower revenue due to the timing of the iHeartRadio Music Awards Show, which was held in April 2016. The increase in other revenue included an approximately $4.0 million cash payment received in satisfaction of an agreement related to prior years. Local revenue decreased as a result of lower spot revenue, partially offset by higher local trade and barter.

Direct operating and SG&A expenses increased $41.0 million, or 7.8%, during the second quarter of 2017 as compared to the second quarter of 2016 primarily due to higher trade and barter, investments in national and digital sales capabilities, higher content and programming costs, higher variable expenses, including sales activation and commissions and higher spending on strategic revenue and efficiency initiatives.

Operating income decreased 7.2% to $262.5 million, and OIBDAN decreased 7.1% to $321.3 million for the second quarter of 2017 as compared to the second quarter of 2016. Each of operating income and OIBDAN for 2017 includes $8.9 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $5.6 million in the 2016 period.

Americas Outdoor

Americas outdoor revenues decreased $1.6 million, or 0.5%, during the second quarter of 2017 as compared to the second quarter of 2016. Revenues decreased $2.1 million, or 0.6%, after adjusting for a $0.5 million impact from movements in foreign exchange rates. The decrease in revenue is primarily due to a $2.9 million decrease in revenue resulting from the exchange of outdoor markets and a decrease in print display revenues. This was partially offset by increased revenue from digital billboards, as well as higher revenue from new print wall displays.

Direct operating and SG&A expenses increased $2.0 million, or 1.0%, during the second quarter of 2017 as compared to the second quarter of 2016. Direct operating and SG&A expenses increased $1.7 million, or 0.8%, after adjusting for a $0.3 million impact from movements in foreign exchange rates. Direct operating and SG&A expenses increased primarily from the impact of a $2.9 million early termination lease payment received in 2016 and higher fixed site lease expenses, partially offset by lower marketing, bad debt and bonus expenses.

Operating income decreased 1.7% to $78.7 million during the second quarter of 2017 as compared to the second quarter of 2016, resulting primarily from the exchange of the outdoor markets in the first quarter of 2017. OIBDAN decreased $3.6 million, or 2.8%. OIBDAN decreased $3.7 million, or 2.9%, during the second quarter 2017, after adjusting for a $0.2 million impact from movements in foreign exchange rates. Operating income and OIBDAN in the second quarter of 2017 each included $0.3 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $0.6 million in the 2016 period.

International Outdoor

International outdoor revenues decreased $34.2 million, or 8.9%, during the second quarter of 2017 as compared to the second quarter of 2016. Revenues increased $17.8 million, or 5.1%, after adjusting for a $16.0 million impact from movements in foreign exchange rates and the $36.1 million impact from the sale of our businesses in Australia and Turkey. The increase is primarily due to growth across several markets including Spain, Switzerland, the United Kingdom and China, primarily from new contracts and digital expansion.

Direct operating and SG&A expenses decreased $23.5 million, or 7.8%, during the second quarter of 2017 as compared to the second quarter of 2016. Direct operating and SG&A expenses increased $18.3 million, or 6.8%, after adjusting for a $12.7 million impact from movements in foreign exchange rates and the $29.1 million impact from the sale of our businesses in Australia and Turkey. Direct operating and SG&A expenses increased primarily due to higher site lease expense in countries experiencing revenue growth.

Operating income decreased 9.2% to $40.6 million during the second quarter of 2017 as compared to the second quarter of 2016. OIBDAN decreased $10.7 million, or 12.9%. OIBDAN decreased $0.5 million, or 0.6%, during the second quarter 2017, after adjusting for a $3.3 million impact from movements in foreign exchange rates and the $7.0 million impact from the sale of our businesses in Australia and Turkey. Operating income and OIBDAN in the second quarter of 2017 each include $1.1 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $0.6 million in the 2016 period.

Liquidity and Financial Position

As of June 30, 2017, we had $260.5 million of cash on our balance sheet, including $163.1 million of cash held by our subsidiary, CCOH. A total of $146.2 million of our cash is held outside the U.S. For the six months ended June 30, 2017, cash used for operating activities was $454.4 million, cash used for investing activities was $81.3 million, cash used for financing activities was $55.6 million, and the effect of exchange rate changes on cash totaled $6.7 million. The net decrease in cash from December 31, 2016 was $584.6 million.

Capital expenditures for the six months ended June 30, 2017 were $136.6 million compared to $123.7 million in the six months ended June 30, 2016. We estimate capital expenditures for 2017 to be between $300 million and $325 million.

As of June 30, 2017, we had a borrowing base of $491.4 million under iHeartCommunications’ receivables based credit facility, had $305.0 million of outstanding borrowings and had $42.3 million of outstanding letters of credit, resulting in $144.1 million of excess availability. However, any incremental borrowings under iHeartCommunications’ receivables based credit facility may be further limited by the terms contained in iHeartCommunications’ material financing agreements. On July 31, 2017, iHeartCommunications borrowed an additional $60.0 million under its receivables based credit facility, resulting in a total of $365.0 million of outstanding borrowings under this facility, which matures on December 24, 2017.

On February 7, 2017, iHeartCommunications completed an exchange offer of $234.9 million principal amount of its 10.0% Senior Notes due 2018 for $234.9 million principal amount of newly-issued 11.25% Priority Guarantee Notes due 2021, which were issued as “additional notes” under the indenture governing the 11.25% Priority Guarantee Notes due 2021.

On February 9, 2017, CCOH declared a special dividend of $282.5 million using a portion of the proceeds from the sales of certain U.S. outdoor markets and of our Australia business, which was paid on February 23, 2017. We received 89.9% of the dividend or approximately $254.0 million, with the remaining 10.1% or approximately $28.5 million, paid to public stockholders of CCOH.

On March 15, 2017, iHeartCommunications commenced exchange offers to exchange certain series of its outstanding debt securities for new securities of the Company, iHeartCommunications and CC Outdoor Holdings, Inc., a wholly-owned subsidiary of the Company, and concurrent consent solicitations with respect to the terms of the existing notes. On March 15, 2017, the Company also commenced offers to amend its outstanding Term Loan D and Term Loan E borrowings under its senior secured credit facility and/or issue new securities of the Company, CC Outdoor Holdings, Inc., Broader Media, LLC and/or iHeartCommunications to participating lenders. The notes exchange were amended on April 14, 2017. Both the notes exchange offers and the term loan offers were open as of August 3, 2017.

On July 10, 2017, we exchanged $15.6 million principal amount of our 10.0% Senior Notes due 2018 for $15.6 million principal amount of newly-issued 11.25% Priority Guarantee Notes due 2021, which were issued as “additional notes” under the indenture governing the 11.25% Priority Guarantee Notes due 2021.

The senior secured credit facilities require us to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities) for the preceding four quarters. We were in compliance with this covenant and, except as otherwise disclosed in our Quarterly Report on Form 10-Q filed on August 3, 2017, the other covenants in the senior secured credit facilities and in iHeartCommunications’ other material financing agreements as of June 30, 2017.

For the year ended December 31, 2016, we adopted a new accounting standard that requires us to evaluate on a quarterly basis whether there is substantial doubt about our ability to continue as a going concern for a period of 12 months following the date our financial statements are issued. A substantial amount of our cash requirements are for debt service obligations. Although we have generated operating income in each of the years ended December 31, 2016 and 2015, we incurred net losses and had negative cash flows from operations for each of these years as a result of significant cash interest payments arising from our substantial debt balance. Our current forecast indicates we will continue to incur net losses and generate negative cash flows from operating activities as a result of our indebtedness and significant related interest expense. During the six months ended June 30, 2017, we spent $905.2 million of cash on payments of principal and interest on our debt and anticipate having approximately $549.9 million and $337.4 million of cash interest payment obligations for each of the quarters ended September

30, 2017 and December 31, 2017, respectively. At June 30, 2017, the Company had debt maturities totaling $317.6 million, $324.0 million (net of $261.5 million due to certain of our subsidiaries) and $8,368.9 million in 2017, 2018 and 2019, respectively. On July 10, 2017, we exchanged $15.6 million in aggregate principal amount of 11.25% Priority Guarantee Notes due 2021 that were held by our subsidiary for $15.6 million of aggregate principal amount outstanding of its 10.0% Senior Notes due 2018 that were held by an unaffiliated third-party. On July 31, 2017, we borrowed an additional $60.0 million under the receivables based credit facility. After the exchange and after the additional borrowings under the receivables based credit facility, our debt maturities in the next 12 months include $365.0 million outstanding under our receivables based credit facility, which matures on December 24, 2017, $96.5 million of 10% Senior Notes due January 15, 2018 and $175.0 million of 6.875% Senior Notes due June 15, 2018. Our forecast also includes approximately $1.8 billion in cash interest payments in the next 12 months, of which $549.9 million and $337.4 million of cash interest payment obligations are due in each of the quarters ending September 30, 2017 and December 31, 2017, respectively. If we are unable to refinance or extend the receivables based credit facility, the 10% Senior Notes due January 15, 2018, and/or the 6.875% Senior Notes due June 15, 2018 and take other steps to create additional liquidity, forecasted cash flows would not be sufficient for us to meet our obligations, including upcoming interest payments and maturities, as they become due in the ordinary course of business for a period of 12 months following August 3, 2017.

Conference Call

iHeartMedia, Inc. along with its wholly owned subsidiary, iHeartCommunications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will host a conference call to discuss results on August 3, 2017, at 8:30 a.m. Eastern Time. The conference call number is (800) 288-8968 (U.S. callers) and (612) 332-0530 (International callers) and the passcode for both is 425807. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 425807. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of iHeartMedia, Inc. and Subsidiaries

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$1,590,368	$1,614,472	$2,919,690	$2,976,270
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	614,377	613,186	1,185,639	1,179,850
Selling, general and administrative expenses (excludes depreciation and amortization)	447,290	434,581	897,909	860,149
Corporate expenses (excludes depreciation and amortization)	77,158	87,657	155,520	165,516
Depreciation and amortization	147,795	162,144	293,901	317,600
Other operating income (expense), net	6,916	(64,190)	38,000	220,273

Operating income	310,664	252,714	424,721	673,428
Interest expense	463,160	465,991	918,497	929,941
Equity in earnings (loss) of nonconsolidated affiliates	240	(1,610)	(2)	(2,043)
Other income (expense), net	1,647	(34,019)	(13,727)	(39,731)

Loss before income taxes	(150,609)	(248,906)	(507,505)	(298,287)
Income tax expense	(17,408)	(27,137)	(48,092)	(36,630)

Consolidated net loss	(168,017)	(276,043)	(555,597)	(334,917)
Less: Amount attributable to noncontrolling interest	6,020	2,857	6,655	32,479

Net loss attributable to the Company	$(174,037)	$(278,900)	$(562,252)	$(367,396)

For the three months ended June 30, 2017, foreign exchange rate movements decreased the Company’s revenues by $15.5 million, decreased direct operating expenses by $9.3 million and SG&A expenses by $3.0 million. For the six months ended June 30, 2017, foreign exchange rate movements decreased the Company’s revenues by $28.3 million, decreased direct operating expenses by $18.5 million and SG&A expenses by $5.6 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for June 30, 2017 and December 31, 2016:

(In millions)	June 30, 2017	December 31, 2016
Cash	$260.5	$845.0
Total Current Assets	1,973.6	2,504.7
Net Property, Plant and Equipment	1,926.7	1,948.2
Total Assets	12,301.5	12,862.2
Current Liabilities (excluding current portion of long-term debt)	1,290.9	1,331.7
Long-term Debt (including current portion of long-term debt)	20,380.9	20,365.0
Shareholders’ Deficit	(11,442.2)	(10,885.5)

TABLE 3 - Total Debt

At June 30, 2017 and December 31, 2016, iHeartMedia, Inc. had total debt of:

(In millions)	June 30, 2017	December 31, 2016
Senior Secured Credit Facilities	$6,300.0	$6,300.0
Receivables Based Credit Facility	305.0	330.0
Priority Guarantee Notes	6,509.7	6,274.8
Subsidiary Revolving Credit Facility due 2018	—	—
Other Secured Subsidiary Debt	14.6	21.0

Total Secured Debt	13,129.3	12,925.8
Senior Notes due 2021	1,746.5	1,729.2
iHeartCommunications Legacy Notes[1]	475.0	475.0
Senior Notes due 2018	112.1	347.0
Subsidiary Senior Notes due 2022	2,725.0	2,725.0
Subsidiary Senior Subordinated Notes due 2020	2,200.0	2,200.0
Subsidiary Senior Notes due 2020	225.0	225.0
Other Subsidiary Debt	29.6	28.0
Purchase accounting adjustments and original issue discount	(154.9)	(167.0)
Long-term debt fees	(106.7)	(123.0)

Total long-term debt (including current portion of long-term debt)	$20,380.9	$20,365.0

[1]	Net of $57.1 million of outstanding Legacy Notes held by a subsidiary of iHeartCommunications.

On January 31, 2017, iHeartCommunications prepaid $25.0 million of the amount borrowed under its receivables based credit facility, bringing its total outstanding borrowings under this facility to $305.0 million. On July 31, 2017, iHeartCommunications borrowed an additional $60.0 million under its receivables based credit facility, bringing a total amount of $365.0 million outstanding under this facility, which matures on December 24, 2017.

On February 7, 2017, iHeartCommunications completed an exchange offer of $234.9 million principal amount of its 10.0% Senior Notes due 2018 for $234.9 million principal amount of newly-issued 11.25% Priority Guarantee Notes due 2021, which were issued as “additional notes” under the indenture governing the 11.25% Priority Guarantee Notes due 2021.

On July 10, 2017, iHeartCommunications exchanged $15.6 million principal amount of iHeartCommunications’ 10.0% Senior Notes due 2018 that were held by an unaffiliated third party for $15.6 million principal amount of iHeartCommunications’ 11.25% Priority Guarantee Notes due 2021 that were held by a subsidiary of iHeartCommunications.

The current portion of long-term debt was $585.5 million and $342.9 million as of June 30, 2017 and December 31, 2016, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and six months ended June 30, 2017 and 2016. The Company defines OIBDAN as consolidated operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as the following line items presented in its Statement of Comprehensive Loss: Depreciation and amortization; Impairment charges; and Other operating income (expense), net.

The Company uses OIBDAN, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

The other non-GAAP financial measures presented in the tables below are: (i) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates; (ii) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from outdoor markets and businesses sold; (iii) revenues excluding political advertising revenues and (iv) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates.

The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. A significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, and management reviews the results from its foreign operations on a constant dollar basis. Revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the prior period.

In the first quarter of 2016, the Company sold nine non-strategic Americas outdoor markets, in the second quarter of 2016, the Company sold its business in Turkey and in the fourth quarter of 2016, the Company sold its business in Australia. In the first quarter of 2017, the Company sold its Indianapolis market. The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from outdoor markets and businesses sold, for the consolidated Company and the Americas and International outdoor segments, in order to facilitate investors’ understanding of operational trends without the impact of fluctuations in foreign currency rates and without the results from the outdoor markets and businesses that were sold, as these results will not be included in the Company’s results in current and future periods.

The Company presents revenues excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenues, management believes presenting revenue excluding the effects of political revenue provides additional information to investors about the Company’s revenue growth from period to period.

Corporate expenses excluding the effects of non-cash compensation expenses and the effects of foreign exchange rates is presented as OIBDAN excludes non-cash compensation expenses.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN, excluding effects of foreign exchange and OIBDAN for each segment to consolidated and segment operating income (loss); (ii) revenues excluding effects of foreign exchange rates to revenues (iii); direct operating and SG&A expenses excluding effects of foreign exchange to direct operating and SG&A expenses; (iv) revenues excluding political advertising revenues to revenues; (v) corporate expenses excluding non-cash compensation expenses and effects of foreign exchange to corporate expenses; (vi) consolidated and outdoor revenues, excluding effects of foreign exchange rates and results from outdoor markets and businesses sold, to consolidated and outdoor revenues; (vii) consolidated and outdoor direct operating and SG&A expenses, excluding the effects of foreign exchange rates and results from outdoor markets and businesses sold, to consolidated and outdoor direct operating and SG&A expenses; and (vii) consolidated and outdoor OIBDAN, excluding effects of foreign exchange rates and results from outdoor markets sold, to consolidated and outdoor operating income.

Reconciliation of OIBDAN, excluding effects of foreign exchange and OIBDAN for each segment, to Consolidated and Segment Operating Income (Loss)

(In thousands)	OIBDAN, excluding effects of foreign exchange	Effects of foreign exchange	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Other operating (income) expense, net	Operating income (loss)
Three Months Ended June 30, 2017
iHM	$321,337	$—	$321,337	$—	$58,820	$—	$262,517
Americas Outdoor	123,924	174	124,098	—	45,359	—	78,739
International Outdoor	75,409	(3,259)	72,150	—	31,590	—	40,560
Other	12,026	—	12,026	—	3,835	—	8,191
Corporate	(75,566)	830	(74,736)	2,422	8,191	—	(85,349)
Other operating income, net	—	—	—	—	—	(6,916)	6,916
Eliminations	(910)	—	(910)	—	—	—	(910)

Consolidated	$456,220	$(2,255)	$453,965	$2,422	$147,795	$(6,916)	$310,664

Three Months Ended June 30, 2016
iHM	$345,828	$—	$345,828	$—	$62,998	$—	$282,830
Americas Outdoor	127,664	—	127,664	—	47,525	—	80,139
International Outdoor	82,854	—	82,854	—	38,177	—	44,677
Other	10,359	—	10,359	—	4,710	—	5,649
Corporate	(83,865)	—	(83,865)	3,792	8,734	—	(96,391)
Other operating expense, net	—	—	—	—	—	64,190	(64,190)

Consolidated	$482,840	$—	$482,840	$3,792	$162,144	$64,190	$252,714

(In thousands)	OIBDAN, excluding effects of foreign exchange	Effects of foreign exchange	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Other operating (income) expense, net	Operating income (loss)
Six Months Ended June 30, 2017
iHM	$527,028	$—	$527,028	$—	$116,857	$—	$410,171
Americas Outdoor	206,814	145	206,959	—	90,654	—	116,305
International Outdoor	94,651	(4,341)	90,310	—	62,263	—	28,047
Other	13,656	—	13,656	—	7,204	—	6,452
Corporate	(151,955)	1,916	(150,039)	5,481	16,923	—	(172,443)
Impairment charges	—	—	—	—	—	—	—
Other operating income, net	—		—	—	—	(38,000)	38,000
Eliminations	(1,811)		(1,811)	—	—	—	(1,811)

Consolidated	$688,383	$(2,280)	$686,103	$5,481	$293,901	$(38,000)	$424,721

Six Months Ended June 30, 2016
iHM	$588,639	$—	$588,639	$—	$121,815	$—	$466,824
Americas Outdoor	216,851	—	216,851	—	93,641	—	123,210
International Outdoor	113,893	—	113,893	—	76,057	—	37,836
Other	16,888	—	16,888	—	8,326	—	8,562
Corporate	(158,650)	—	(158,650)	6,866	17,761	—	(183,277)
Other operating income, net	—	—	—	—	—	(220,273)	220,273

Consolidated	$777,621	$—	$777,621	$6,866	$317,600	$(220,273)	$673,428

Reconciliation of Revenues, excluding effects of foreign exchange rates, to Revenues

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Consolidated revenue	$1,590,368	$1,614,472	(1.5)%	$2,919,690	$2,976,270	(1.9)%
Excluding: Foreign exchange decrease	15,451	—		28,270	—

Consolidated revenue, excluding effects of foreign exchange	$1,605,819	$1,614,472	(0.5)%	$2,947,960	$2,976,270	(1.0)%

Americas Outdoor revenue	$323,960	$325,533	(0.5)%	$603,380	$608,061	(0.8)%
Excluding: Foreign exchange decrease	(495)	—		(1,864)	—

Americas Outdoor revenue, excluding effects of foreign exchange	$323,465	$325,533	(0.6)%	$601,516	$608,061	(1.1)%

International Outdoor revenue	$348,359	$382,553	(8.9)%	$613,665	$689,039	(10.9)%
Excluding: Foreign exchange decrease	15,946	—		30,134	—

International Outdoor revenue, excluding effects of foreign exchange	$364,305	$382,553	(4.8)%	$643,799	$689,039	(6.6)%

Reconciliation of Direct operating and SG&A expenses, excluding effects of foreign exchange rates, to Direct operating and SG&A expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Consolidated direct operating and SG&A expenses	$1,061,667	$1,047,767	1.3%	$2,083,548	$2,039,999	2.1%
Excluding: Foreign exchange decrease	12,366	—		24,074	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange	$1,074,033	$1,047,767	2.5%	$2,107,622	$2,039,999	3.3%

Americas Outdoor direct operating and SG&A expenses	$199,862	$197,869	1.0%	$396,421	$391,210	1.3%
Excluding: Foreign exchange decrease	(321)	—		(1,719)	—

Americas Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange	$199,541	$197,869	0.8%	$394,702	$391,210	0.9%

International Outdoor direct operating and SG&A expenses	$276,209	$299,699	(7.8)%	$523,355	$575,146	(9.0)%
Excluding: Foreign exchange decrease	12,687	—		25,793	—

International Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange	$288,896	$299,699	(3.6)%	$549,148	$575,146	(4.5)%

Reconciliation of Revenues, excluding Political Advertising Revenues, to Revenues

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Consolidated revenue	$1,590,368	$1,614,472	(1.5)%	$2,919,690	$2,976,270	(1.9)%
Excluding: Political revenue	(7,800)	(10,778)		(11,622)	(26,603)

Consolidated revenue, excluding effects of political revenue	$1,582,568	$1,603,694	(1.3)%	$2,908,068	$2,949,667	(1.4)%

iHM revenue	$884,380	$867,914	1.9%	$1,641,553	$1,606,800	2.2%
Excluding: Political revenue	(5,722)	(7,013)		(8,330)	(18,678)

iHM revenue excluding, effects of political revenue	$878,658	$860,901	2.1%	$1,633,223	$1,588,122	2.8%

Americas Outdoor revenue	$323,960	$325,533	(0.5)%	$603,380	$608,061	(0.8)%
Excluding: Political revenue	(657)	(407)		(1,374)	(807)

Americas Outdoor revenue, excluding effects of political revenue	$323,303	$325,126	(0.6)%	$602,006	$607,254	(0.9)%

Other revenue	$35,609	$39,066	(8.8)%	$64,880	$73,249	(11.4)%
Excluding: Political revenue	(1,421)	(3,358)		(1,918)	(7,118)

Other revenue, excluding effects of political revenue	$34,188	$35,708	(4.3)%	$62,962	$66,131	(4.8)%

Reconciliation of Corporate Expenses, excluding Non-cash compensation expenses and effects of foreign exchange Rates, to Corporate Expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Corporate Expense	$77,158	$87,657	(12.0)%	$155,520	$165,516	(6.0)%
Excluding: Non-cash compensation expense	(2,422)	(3,792)		(5,481)	(6,866)

Corporate Expense, excluding non-cash compensation expense	$74,736	$83,865	(10.9)%	$150,039	$158,650	(5.4)%
Excluding: Foreign exchange decrease	830	—		1,916	—

Corporate Expense, excluding non-cash compensation expense and movements in foreign exchange	$75,566	$83,865	(9.9)%	$151,955	$158,650	(4.2)%

Reconciliation of Consolidated and Outdoor Revenues, excluding effects of foreign exchange rates and results from outdoor markets and businesses sold, to Consolidated and Outdoor Revenues

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Consolidated revenue	$1,590,368	$1,614,472	(1.5)%	$2,919,690	$2,976,270	(1.9)%
Excluding: Revenue from outdoor markets and businesses sold	—	(36,054)		—	(73,865)
Excluding: Foreign exchange decrease	15,451	—		28,270	—

Consolidated revenue, excluding effects of foreign exchange and revenue from outdoor markets and businesses sold	$1,605,819	$1,578,418	1.7%	$2,947,960	$2,902,405	1.6%

Americas Outdoor revenue	$323,960	$325,533	(0.5)%	$603,380	$608,061	(0.8)%
Excluding: Revenue from non-strategic markets sold	—	—		—	(2,470)
Excluding: Foreign exchange decrease	(495)	—		(1,864)	—

Americas Outdoor revenue, excluding effects of foreign exchange and revenue from non-strategic markets sold	$323,465	$325,533	(0.6)%	$601,516	$605,591	(0.7)%

International Outdoor revenue	$348,359	$382,553	(8.9)%	$613,665	$689,039	(10.9)%
Excluding: Revenue from businesses sold	—	(36,054)		—	(71,395)
Excluding: Foreign exchange decrease	15,946	—		30,134	—

International Outdoor revenue, excluding effects of foreign exchange and revenue from businesses sold	$364,305	$346,499	5.1%	$643,799	$617,644	4.2%

Reconciliation of Consolidated and Outdoor Direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from outdoor markets and businesses sold, to Consolidated and Outdoor Direct operating and SG&A expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Consolidated direct operating and SG&A expenses	$1,061,667	$1,047,767	1.3%	$2,083,548	$2,039,999	2.1%
Excluding: Operating expenses from outdoor markets and businesses sold	—	(29,076)		—	(59,987)
Excluding: Foreign exchange decrease	12,366	—		24,074	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from outdoor markets and businesses sold	$1,074,033	$1,018,691	5.4%	$2,107,622	$1,980,012	6.4%

Americas Outdoor direct operating and SG&A expenses	$199,862	$197,869	1.0%	$396,421	$391,210	1.3%
Excluding: Operating expenses from non-strategic markets sold	—	—		—	(1,770)
Excluding: Foreign exchange decrease	(321)	—		(1,719)	—

Americas Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from non-strategic markets sold	$199,541	$197,869	0.8%	$394,702	$389,440	1.4%

International Outdoor direct operating and SG&A expenses	$276,209	$299,699	(7.8)%	$523,355	$575,146	(9.0)%
Excluding: Operating expenses from businesses sold	—	(29,076)		—	(58,217)
Excluding: Foreign exchange decrease	12,687	—		25,793	—

International Outdoor direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from businesses sold	$288,896	$270,623	6.8%	$549,148	$516,929	6.2%

Reconciliation of Consolidated and Outdoor OIBDAN, excluding effects of foreign exchange rates and results from outdoor markets and businesses sold, to Consolidated and Outdoor Operating income

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Consolidated operating income	$310,664	$252,714	22.9%	$424,721	$673,428	(36.9)%
Excluding: Revenue, direct operating and SG&A expenses from outdoor markets and businesses sold	—	(6,978)		—	(13,878)
Excluding: Foreign exchange decrease	2,255	—		2,280	—
Excluding: Non-cash compensation expenses	2,422	3,792		5,481	6,866
Excluding: Depreciation and amortization	147,795	162,144		293,901	317,600
Excluding: Other operating (income) expense, net	(6,916)	64,190		(38,000)	(220,273)

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from outdoor markets and businesses sold	$456,220	$475,862	(4.1)%	$688,383	$763,743	(9.9)%

Americas Outdoor operating income	$78,739	$80,139	(1.7)%	$116,305	$123,210	(5.6)%
Excluding: Revenue, direct operating and SG&A expenses from non-strategic markets sold	—	—		—	(700)
Excluding: Foreign exchange decrease	(174)	—		(145)	—
Excluding: Depreciation and amortization	45,359	47,525		90,654	93,641

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from non-strategic markets sold	$123,924	$127,664	(2.9)%	$206,814	$216,151	(4.3)%

International Outdoor operating income	$40,560	$44,677	(9.2)%	$28,047	$37,836	(25.9)%
Excluding: Revenue, direct operating and SG&A expenses of businesses sold	—	(6,978)		—	(13,178)
Excluding: Foreign exchange decrease	3,259	—		4,341	—
Excluding: Depreciation and amortization	31,590	38,177		62,263	76,057

International Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from businesses sold	$75,409	$75,876	(0.6)%	$94,651	$100,715	(6.0)%

About iHeartMedia, Inc.

iHeartMedia, Inc. (PINK: IHRT) is one of the leading global multi-platform media and entertainment companies specializing in radio, digital, out-of-home, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers. Its iHeartMedia division has the largest reach of any radio or television outlet in America, serving 170 local markets through 856 owned radio stations in addition to its iHeartRadio digital platform. Its publicly traded Clear Channel Outdoor Holdings, Inc. division (NYSE: CCO) is one of the world’s largest out-of-home advertising companies, with over 585,000 displays in 34 countries across five continents, including 43 of the 50 largest markets in the United States. More information is available at www.iheartmedia.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries, including iHeartMedia Capital I, LLC, iHeartCommunications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives, our expectations about certain markets and our liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the Company’s ability to continue as a going concern; the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations and liquidity-generating transactions to make payments on its indebtedness; weak or uncertain global economic conditions; changes in general economic and political conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; and risks that the anticipated cost savings from the Company’s strategic revenue and efficiency initiatives may not persist. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s, Clear Channel Outdoor Holdings, Inc.’s, iHeartMedia Capital I, LLC’s and iHeartCommunications, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.